    As filed with the Securities and Exchange Commission on October 7, 1996
                                                            Registration No.333-

================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                         --------------------------

                                  FORM S-8


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         --------------------------

                              COHO ENERGY, INC.
           (Exact name of registrant as specified in its charter)


             TEXAS                                        75-2488635
        (State or other                                 (I.R.S Employer
        jurisdiction of                               Identification No.)
        incorporation or
         organization)


                        14785 PRESTON ROAD, SUITE 860
                             DALLAS, TEXAS 75240
                  (Address of Principal Executive Offices)


                              COHO ENERGY, INC.
                           1993 STOCK OPTION PLAN
                          (Full title of the plan)

                               JEFFREY CLARKE
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              COHO ENERGY, INC.
                        14785 PRESTON ROAD, SUITE 860
                             DALLAS, TEXAS 75240
                   (Name and address of agent for service)

                                (214)991-9493
        (Telephone number, including area code, of agent for service)

                         --------------------------

                                With Copy to:

                         Fulbright & Jaworski L.L.P.
                          1301 McKinney, Suite 5100
                           Houston, TX 77010-3095
                               (713) 651-5151
                         Attention: Katie-Pat Vletas


                         --------------------------

                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                     Proposed maximum         Proposed maximum
   Title of securities        Amount to be          offering price per       aggregate offering           Amount of
    to be registered           registered                unit (1)                 price (1)            registration fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock $.01 par
 value                     189,500 shares (2)             $7.00                  $1,326,500                  $402
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of a share of Common Stock as reported by the Nasdaq Stock Market on September 30, 1996.
(2) Includes (i) an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Stock Option Plan and
       (ii) the Common Stock purchase rights associated with the shares of Common Stock being registered (the "Rights").



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
                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The contents of the registrant's Registration Statement on Form S-8 (No. 33-87206), registering shares of Common Stock issuable under the 1993 Stock Option Plan, are hereby incorporated by reference herein.


Item 8. Exhibits
----------------
 4.1 --     Articles of Incorporation of the Registrant, as amended through August 10, 1993 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Reg. No. 33-65620)).

 4.2 --     Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
            Statement on Form S-4 (Reg. No. 33-65620)).

 4.3 --     Rights Agreement dated September 12, 1994, by and between the Registrant and Chemical Bank, as Rights Agent
            (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed by the
            Registrant with the Securities Exchange Commission on September 15, 1994).

 4.4 --     1993 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement
            on Form S-4 (Reg. No. 33-65620)).

 4.5 --     First Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Registrant's
            Quarterly Report on Form 10-Q for the quarter ended September 30, 1993).

 4.6 --     Second Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 4.6 to the Registrant's
            Registration Statement on Form S-8 (Reg. No. 33-87206)).

 4.7 --     Third Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant's
            Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

 5.1 --     Opinion of Fulbright & Jaworski L.L.P. as to legality of securities.

23.1 --     Consent of KPMG Peat Marwick LLP.

23.2 --     Consent of Arthur Andersen LLP.

23.3 --     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

24.1 --     Powers of Attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 8th day of August, 1996.


                                 COHO ENERGY, INC.


                                 By:   /s/ Jeffrey Clarke
                                    -------------------------------------
                                       Jeffrey Clarke
                                    President and Chief Executive Officer



                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jeffrey Clarke his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                  Title                             Date
                 ---------                                  -----                             ----
            /s/ Jeffrey Clarke                    President, Chief Executive
------------------------------------------           Officer and Director                August 31, 1996
Jeffrey Clarke                                  (Principal Executive Officer)



           /s/ Eddie M. LeBlanc                   Senior Vice President and              August 31, 1996
------------------------------------------         Chief Financial Officer
Eddie M. LeBlanc                                   (Principal Financial and
                                                      Accounting Officer)



         /s/ Frederick K. Campbell                         Director                      August 31, 1996
------------------------------------------
Frederick K. Campbell

                 Signature                                  Title                             Date
                 ---------                                  -----                             ----

          /s/ Kenneth H. Lambert                           Director                      August 31, 1996
------------------------------------------
Kenneth H. Lambert


           /s/ Douglas R. Martin                           Director                      August 31, 1996
------------------------------------------
Douglas R. Martin



          /S/ Robert R. Anderson                           Director                      August 31, 1996
------------------------------------------
Robert R. Anderson



             /s/ Roy R. Baker                              Director                      August 31, 1996
------------------------------------------
Roy R. Baker


            /s/ Louis F. Crane                             Director                      August 31, 1996
------------------------------------------
Louis F. Crane



              /s/ Jake Taylor                              Director                      August 31, 1996
------------------------------------------
Jake Taylor


           /s/ Howard I. Hoffen                            Director                      August 31, 1996
------------------------------------------
Howard I. Hoffen



             /s/ Carl S. Quinn                             Director                      August 31, 1996
------------------------------------------
Carl S. Quinn

                                 EXHIBIT INDEX

                                                                                           Sequentially
     Exhibit                                                                                 Numbered
     Number                              Description of Exhibits                               Pages
     ------                              -----------------------                               -----
         4.1     Articles of Incorporation of the Registrant, as amended through
                 August 10, 1993 (incorporated by reference to Exhibit 3.1 to the
                 Registrant's Registration Statement on Form S-4 (Reg. No. 33-65620)).

         4.2     Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Reg.
                 No. 33-65620)).

         4.3     Rights Agreement dated September 12, 1994, by and between the
                 Registrant and Chemical Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on
                 Form 8-A filed by the Registrant with the Securities Exchange
                 Commission on September 12, 1994).

         4.4     1993 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-4 (Reg.
                 No. 33-65620)).

         4.5     First Amendment to 1993 Stock Option Plan (incorporated by reference to
                 Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q for the
                 quarter ended September 30, 1993).

         4.6     Second Amendment to 1993 Stock Option Plan (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-8
                 (Reg. No. 33-87206)).

         4.7     Third Amendment to 1993 Stock Option Plan (incorporated by reference to
                 Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the
                 quarter ended June 30, 1996).

         5.1     Opinion of Fulbright & Jaworski L.L.P. as to legality of securities.

        23.1     Consent of KPMG Peat Marwick LLP.

        23.2     Consent of Arthur Andersen LLP.

        23.3     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

        24.1     Powers of Attorney (included on signature page).





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